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                                                                   EXHIBIT 10.20

                                                                     Translation

                     AGREEMENT ON GENERAL ADVERTISING AGENCY

                                     BETWEEN

                 BEIJING GUOGUANG GUANGRONG ADVERTISING CO. LTD

                                       AND

                    BEIJING CENTURY MEDIA ADVERTISING CO. LTD

                                 WITH RESPECT TO

                           CHANNEL FM91.5 BEIJING AND

                           CHANNEL FM87.9 SHANGHAI OF

                            CHINA RADIO INTERNATIONAL

                                 NOVEMBER, 2006

                                     BEIJING

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                                TABLE OF CONTENT

ARTICLE 1    DEFINITIONS

ARTICLE 2    AGENCY FOR ADVERTISING

ARTICLE 3    COMMITMENT AND TERMS

ARTICLE 4    AMOUNT(S) IN CONTRACT AND METHODS OF PAYMENT(S)

ARTICLE 5    EFFECTIVENESS OF AGREEMENT

ARTICLE 6    VALIDITY PERIOD AND BREACH OF AGREEMENT

ARTICLE 7    FORCE MAJEURE

ARTICLE 8    REPRESENTATIONS AND WARRANTIES

ARTICLE 9    CONFIDENTIALITY

ARTICLE 10   APPLICABLE LAWS AND DISPUTE RESOLUTION

ARTICLE 11   NOTICE(S)

ARTICLE 12   TERMINATION OF AGREEMENT

ARTICLE 13   OTHER ISSUES

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This exclusive agency agreement for advertising (hereafter as "this agreement")
was signed on November 28, 2006, in Beijing by the following parties:

Party A: Beijing Guoguang Guangrong Advertising Co. Ltd (hereafter as "Party A")
         Address: Room A508, North Section, A16-Shijingshan Road, Shijingshan
                  District, Beijing
         Legal Representative: Chen Yulin

Party B: Beijing Century Media Advertising Co. Ltd (hereafter as "Party B")
         Address: Room E1-1507, Oriental Square, 1 East Changan Avenue,
                  Dongcheng District, Beijing
         Legal Representative: Wang Yonghong

Whereas:

     1. China Radio International (hereafter as "Radio International") operates several sets of radio programs on domestic channels (including but not limited to the channels in this agreement); Party A is lawfully set up and is the only chief entity that has the exclusive agency to run the advertising businesses for all the domestic radio channels of the Radio International, and has been given full authorization.

     2. The Advertising Department of Radio International signed with Party B on February 24, 2005 the contract for advertising agency that allows Party B to be the exclusive advertising agency running the advertising businesses for Channel FM Beijing and Channel FM Shanghai of the Radio International (the "Original Contract").

     3. The Advertising Department of the Radio International and Party B have agreed that an agreement will be signed to terminate the Original Contract between the Advertising Department of the Radio International and Party B,

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          and that termination agreement becomes effective simultaneously on the date of execution of this agreement.

Pursuant to the provisions of Chinese laws, and after friendly consultation between Party A and Party B, the following agreement has been reached regarding ways of cooperation, terms, contract amounts, payment methods and other details.

                              ARTICLE 1 DEFINITIONS

Except where it is otherwise stipulated in this agreement or where there are other requirements in the context, the following terminology shall contain meanings as follows:

1.1 "The Chinese laws": Any law, act, regulation and regulatory documents publicly announced by the Chinese legislatures and governments (including the central and local legislatures and governments), and the amendments, additions, and interpretations made at any time with respect to these laws.

1.2 "Validity Period of Agreement": From date of effectiveness of this agreement to December 31, 2026.

1.3  "Day": A day calculated per a solar calendar.

1.4  "Parties": Party A and Party B.

1.5  "A party": Either of parties A and B.

1.6  "A (The) third party": Any party other than Party A and Party B.

1.7 "Agreement Channel(s)": Except where it is otherwise stipulated, referring to those channels owned by the Radio International: FM91.5 (broadcast from Beijing) (hereafter as "Beijing FM") and FM87.9 (broadcast from Shanghai) (hereafter as "Shanghai FM"), or their succeeding or replacement channel(s) when changes take place.

1.8 "Content of agreement channels": All the content broadcast on the agreement channels, including and only including: the aggregations of reserved advertising of Party A (if any), and of programs and advertisements for these agreement channels.

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1.9  "Advertisements on the agreement channels": The advertisements other than those reserved ones of Party A that are broadcast on the agreement channels, and advertisements that directly or indirectly introduce or sell or promote any format of sponsored events, entities, commodities, services and brands that are run on the agreement channels, whether or not the advertisement is charged for a fee or is classified as an "advertisement".

1.10 "Advertising businesses on agreement channels": Operation of the businesses of advertising on agreement channels by distributing the advertisements on those channels pursuant to the definition(s) in 1.9.

1.11 "Programs on agreement channels": The programs broadcast on the agreement channels.

1.12 "Reserved advertisements of Party A": Party A's advertisements for the public interest that are broadcast on the agreement channels and advertisements to develop the Radio International's own businesses.

1.13 "Revenues from advertisements on agreement channels": The revenues from advertisements distributed on the agreement channels or revenues generated by operating advertising businesses via the agreement channels, including but not limited to cash revenues, event sponsorships, tangible objects, coupons, and breaks for commercials received because of the name of the channels or in exchange for breaks of commercials on these channels, whether or not they are called "advertisements".

1.14 "Time of advertisements on agreement channels": Except where it is clearly stipulated in this agreement, referring to the time during which the agreement channel advertisements are distributed on those channels.

1.15 "Promotion Events": The various kinds of events conducted via the agreement channels and/or via the brands of the Radio International, and the formats include but are not limited to distribution of flyers, salons, seminars, forums, exhibitions, publicity through advertisements and large scale theme-events.

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                          ARTICLE 2 ADVERTISING AGENCY

2.1 Party A authorizes Party B to be its exclusive agent for advertising on the agreement channels, to exclusively operate its advertising businesses on the agreement channels, and to be entitled to revenues from advertising on the agreement channels during the period of effectiveness of this agreement pursuant to the terms in this agreement.

2.2 The right of exclusive advertising agency that Party B has in this agreement means: within the term of this agreement, and under the circumstance that Party B has been substantially fulfilling this agreement, Party A cannot, without a written consent from Party B, accept on its own or accept through any third party advertising businesses on the agreement channels stipulated in this agreement (except Article 3.5 in this agreement). Party A agrees to introduce Party B as its exclusive agency for advertising on the agreement channels, at appropriate time, on the media, in the publicity materials and media of Party A and the Radio International.

2.3 Party A agrees: When Party B exercises the exclusive agency right for advertising, Party B can act by using the name of the sole agent of the agreement channels, and at the reasonable request of Party B, Party A is responsible for providing the lawful written Authorization of Trust and Statement of Verification necessary for the operation of the advertising businesses on the agreement channels.

2.4 Party B has full decision power over the operation of the advertising businesses under the agency and has the right to make its own decisions on advertising clients, formats and contents, and prices; however, the advertising formats and contents, and prices need to be kept in records at the Radio International. The length and time slots for advertisements need to be discussed by both parties elsewhere (except where it is otherwise stipulated in this agreement) and cannot be against the regulations in the Chinese laws and acts.

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2.5  To facilitate Party B to develop the advertising businesses on the agreement channels, Party A, with a written consent from Party A, hereby agrees and authorizes Party B to utilize the agreement channels and the names, brands and logos of Party A and the Radio International to engage in promotion events, and also agrees that Party B has the right to conduct such promotional events, and in connection with such events distribute advertisements, appoint title sponsors, and attract investments.

                         ARTICLE 3 COMMITMENT AND TERMS

3.1 Party B undertakes that during the period of bilateral cooperation, it will not transfer its rights and duties in this agreement to any third party.

3.2 Party B undertakes that, during the period of bilateral cooperation, Party B must provide to Party A all the advertisement writings and certifications for the advertisements that are broadcast on the agreement channels. All the advertisements can be distributed only after Party A has reviewed them. All advertising contracts and advertisement sample tapes must be in the archives of Party A.

3.3 Party B can make suggestions to Party A for improvement to programs on the agreement channels, according to the market conditions. Under the premise that it is not in breach of applicable state laws and acts, Party A has the duty to respect the opinions of Party B and to coordinate relevant program production units to improve or adjust programs.

3.4 Party B needs to reinforce the efforts on promoting brands of relevant agreement channels and Party B is also committed that the promotion activities cannot damage the image of the brands of the channels.

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3.5  In order to enhance program quality and increase listening ratings, Party A undertakes that, under the premise of obeying relevant state laws and acts and ensuring that the Radio International has the final review right to the program and broadcast, depending on the market condition, Party B can entrust and designate a relevant quality third party or, through other lawful formats, provide agreement channel programs to the channels. These programs can be broadcast on the agreement channels: no more than 4 hours per day on Beijing FM Channel, and on all programs other than the news programs on Shanghai FM Channel. Party A has a duty to coordinate relevant departments to enable these programs to be smoothly broadcast. If more time is needed, the parties need to consult each other for a solution.

3.6 To prevent doubtful points, with respect to the agreement channel on Beijing FM, the contents are composed of (i) Party A's reserved advertisements (if any), (ii) advertisements on the agreement channel,
     (iii) no more than 4 hours of agreement channel programs provided by Party B (pursuant to Section 3.5 of this agreement) and (iv) the remaining time programs on the agreement channel provided by the Radio International (including the news program if any); with respect to agreement channel on Shanghai FM, the contents are composed of (i) Party A's reserved advertisements (if any), (ii) advertisements on the agreement channel,
     (iii) agreement channel programs provided by Party B (pursuant to Section
     3.5 of this agreement) and (iv) the news programs on the agreement channel provided by the Radio International (if any); if Party B fails to provide the above mentioned agreement channel program(s) (as stipulated in Section
     3.5 of this agreement), then Party A is to make a lawful arrangement as a solution. Party B is to bear the production expenses incurred directly or indirectly in providing the agreement channel program(s) (pursuant to Section 3.5 in this agreement), but it will not bear other expenses. Also, to prevent doubtful points, both Party A and Party B have confirmed that the news programs are only limited to what has been clearly stipulated in relevant state media promulgation acts about the scope and methods for production and broadcasting.

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3.7  The agreement channel program(s) provided by Party B (stipulated in Section
     3.5 of this agreement) and copyrights of the advertisements on the agreement channels belong to Party B or are owned by Party B according to its terms with a third party.

3.8 In order to effectively integrate advertising resources, Party A has the right, under the premise that it gives Party B an advance written notice, to use advertising time on the agreement channels; the time used cannot exceed 30% of the advertising time on the agreement channels (with respect to what particular time slots to use, the parties need to decide elsewhere); the time used is to be settled between Party A and Party B at no less than Party B's actual sales price on the market that day; the amount in the settlement is to be recorded into Party B's agency assignment amount(s). If Party A's needs for time exceed 30%, the parties need to consult each other for a decision.

3.9 Party A's advertisements for the public interest that are broadcast on the agreement channels and the advertisements to develop the Radio International's own businesses shall be treated as Party A's reserved advertisements and are not for the exclusive agency of Party B; however, Party A must notify Party B in writing of the time slots and advertisement volume, a week ahead of the day when the advertisement is broadcast, and that should not affect the benefits of Party B. The specific time slots for Party A's reserved advertisements should be decided according to specific situations, yet both parties A and B should observe the principle of priority given to advertisements on agreement channel. Party A is forbidden from using Party A's reserved advertisements to collect benefits from a third party; if benefits are reaped, they belong to Party B.

3.10 Party A has confirmed and undertakes that it will enable and ensure the daily time for the agreement channel contents for Shanghai FM Channel to be no less than 18 hours, and 24 hours for the agreement channel contents for Beijing FM

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     Channel, except for routine machine breaks for maintenance. Except where it is otherwise stipulated in this agreement, both parties A and B hereby confirm on the duration of time for both of the advertisements and programs on the agreement channels, and on the specific time segments that are to be arranged; both parties should ensure the principle of priority given to business interests.

3.11 To facilitate Party B to develop advertising businesses on the agreement channels, Party A is hereby committed to its duty to ensure that the quality of programs on the agreement channels that it lawfully arranges (except for those stated in Section 3.5 of this agreement) will not be lower than its current standard for the validity period of this agreement.

                  ARTICLE 4 CONTRACT AMOUNT AND PAYMENT METHODS

Under this agreement, the consideration that Party B obtains from the exclusive advertising agency operation right to the advertising businesses on the agreement channels stated in the agreement consists of the total amounts stated in Sections 4.1 and 4.2 below.

4.1 Party B undertakes that within 3 days upon the execution of this agreement it will make a one-time payment of RMB 20,000,000 to the party designated by Party A (unless both parties A and B identify otherwise, the designated party is the Radio International).

4.2  Other than what is stated in the above Section 4.1,

          4.2.1 Party B, as the exclusive advertising agent for Beijing FM, undertakes to make a certain amount of annual payments to Party A for the advertising agency fee, specifically as follows:

               (a) From January 1 to December 31, 2007, a payment(s) of RMB 14,400,000 has to be made. In the successive years,

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                    there is an increment of 15% every year until it reaches RMB
                    25,185,700 by December 31, 2011;

               (b) From January 1, 2012 to December 31, 2026, Party B must ensure that it pays RMB 25,185,700 annually to Party A as the bottom-line of advertising agency fee; if the annual advertising sales totals exceed RMB 35,000,000, the exceeding portion is to be allocated at the ratio of 3:7 between Party A and Party B. The payment for the allocated exceeding portion from each calendar year is to be made on the fifteenth business day of the following year.

          4.2.2 Party B, as the exclusive advertising agent for Shanghai FM, undertakes to making a certain amount of annual fee to Party A for the advertising agency, and the specific amounts are as follows:

               (a) From January 1 to December 31, 2007, a minimum payment(s) of RMB 4,000,000 has to be made. In the successive years, every year there is an increment of RMB 500,000 on top of the previous year's amount until it reaches RMB 6,000,000 by December 31, 2011. That is, there is a lower limit of RMB4,500,000 for the year 2008, of RMB 5,000,000 for the year 2009, of RMB5,500,000 for the year 2010, and of RMB 6,000,000 for the year 2011;

               (b) From January 1, 2012 to December 31, 2026, the annual lower limit for the advertising agency fee remains unchanged at RMB 6,000,000;

               (c) From 2007, if the annual advertising sales total for Shanghai FM exceeds RMB 15,000,000, the exceeding portion is to be allocated to Party A and Party B

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                    according to the following proportions. Specifically, if the exceeding part is within RMB 10,000,000 (that is, the sales are between RMB 15,000,000 and 25,000,000), the exceeding part will be allocated at the ratio of 4:6 between Party A and Party B; if the exceeding part is over RMB 10,000,000 (that is, the sales are above RMB 2,500,000), the exceeding part will be allocated at the ratio of 3:7 between Party A and Party B. The payment for the allocated exceeding proportion from each calendar year is to be made on the fifteenth business day of the following year.

          4.2.3 Party B must make payments for the next corresponding monthly fee for the exclusive advertising agency for Beijing FM and Shanghai FM on the last 2 business days of each month after the execution of this agreement. To avoid doubts, for example, the fees for January 2007 should be paid on the last 2 business days at the end of December 2006. The monthly fee for the exclusive advertising agency = the total of the applicable annual fee for the exclusive advertising agency X 1/12.

                    ARTICLE 5 EFFECTIVENESS OF THE AGREEMENT

This agreement is signed by both Party A and Party B on the date stated on the front page of this text and is effective on the date. Further, Party A undertakes that at the time of the execution of this agreement, it provides the "Statement of Verification" pursuant to what is stipulated in Section 8.1.2 of this agreement.

                ARTICLE 6 VALIDITY PERIOD AND BREACH OF AGREEMENT

6.1 The validity period of the agreement is 20 years from the date of execution to December 31, 2026.

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6.2  Before the term of the agreement expires, neither Party A or Party B can discontinue this agreement except where circumstances in Section 12.3 of this agreement take place, and the other party has the right to seek compensation for breaching, which is worth 200% of the annual fees of the applicable year for the exclusive advertising agency that Party B is to pay Party A as stipulated in Section 4.2 of this agreement; further, if the other party has been subject to other losses, the party that unilaterally discontinues this agreement is liable for a full amount payment of compensation.

6.3 If wrong broadcasting or omission of broadcasting happens in the course of Party A's distribution of advertisements, Party A should notify Party B in a timely manner. Party A should take active remedy measures and consult with Party B regarding re-broadcasting plan or plan for indemnification for Party A to enforce after verification with Party B.

6.4 If, because of Party A's wrong broadcasting or omission in broadcasting of advertisements, damages have been caused to clients or consumers, Party A shall bear the liabilities. In the case where damages have been caused to clients or consumers, and resulting in legal disputes because of the truthfulness of the content in the advertisement Party B provides to Party A and because of problems in the procedures, Party B shall bear the liabilities.

6.5 Party B should timely make bottom-line payments to Party A for the exclusive advertisement agency fee. In the case of a late payment, for the delay per day, Party B should pay a late fee at 0.1% of the amount of the late monthly payment.

6.6 If Party B fails to pay Party A the relevant monthly fees for the exclusive advertisement agency as stipulated in Section 4.2 of this agreement, it is deemed that Party B has unilaterally discontinued this agreement and has constituted a serious breach.

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                             ARTICLE 7 FORCE MAJEURE

Due to earthquakes, typhoon, floods, fires, war and other unforeseeable force majeure events (including but not limited to natural disasters, strikes, riots, warlike actions, outbreaks of contagious diseases, government regulations after the signing of the contract, storms or other natural disasters) of which the occurrence and consequences cannot be prevented or avoided, where the fulfillment of this agreement is directly affected or cannot be performed pursuant to the terms and conditions, the party confronting the above mentioned force majeure should immediately notify the other party of the relevant information about the event and, within 5 business days after the event of force majeure, should provide a detailed written report about the force majeure. Also, within a month of the written report, it should provide a valid document of proof of the force majeure, which should be issued by a public notary institution at the site of the event of force majeure, except where the Chinese laws do not permit. According to the level of the event's impact on the fulfillment of the agreement, the parties shall decide through consultation whether to partially exempt the duty to fulfill this agreement or to delay the fulfillment. No party is to request compensation for the losses due to force majeure. Once force majeure has disappeared, the parties should at once take measures to continue fulfilling what is to be performed under this agreement.

                    ARTICLE 8 REPRESENTATIONS AND WARRANTIES

8.1 Either party on the date of signing hereby guarantees the following to the other party:

     8.1.1 The party is an legally existing legal person with good reputation, formally set up according to Chinese laws;

     8.1.2 The party has all necessary power, authorization and permit(s) (from governments or other departments) to sign this agreement and to comprehensively fulfill this agreement and duties under every other agreement signed in relevance to this agreement;

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     8.1.3 The party has already adopted all necessary measures to ensure it has the right to sign this agreement, and the representative who represents the party to sign on this agreement has obtained all the necessary authorization to sign this agreement, according to the valid "Statement of Authorization" or to the status of the representative as a staff member of the party. If a proxy is signing this agreement, he should have obtained consent from the authorizer, thus this agreement signed by the proxy shall be binding on the party;

     8.1.4 The execution and fulfillment of this agreement cannot be in conflict with any Chinese laws, government orders or judgments from judicial institutions or cause the party to breach its contract with a third party;

     8.1.5 With respect to the objectives of this agreement, the party does not have any upcoming proceedings, arbitration or judicial, administrative or other proceedings or government investigations, or to the best of the party's knowledge any threats of such things to happen;

     8.1.6 All the documents, materials, information and commitment the party provides to the other party are true and without mistakes;

     8.1.7 Party A guarantees that this agreement is not in conflict with any related agreements that Party A has signed. If this agreement is in conflict with any agreement that Party A has signed or there is inconsistency in the terms and conditions, this agreement shall prevail.

8.2 In spite of the stipulations in Section 8.1, Party A hereby makes a special statement: it has obtained authorization from the Radio International to be the Radio International's exclusive general advertising agent for all its domestic broadcasting channels and according to the authorization from the Radio

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     International, it has the right to subcontract its exclusive advertising agency on the agreement channels.

8.3 Where the statements and guarantees made in Article 8 by any party are found to be untrue, misleading, incomplete or incorrect, and as such it has caused the other party any loss, damage, liability, claim, request, action, proceeding, fines, and punishment, the other party has the right to request having a full compensation and being free from any damage.

                            ARTICLE 9 CONFIDENTIALITY

9.1 Both parties agree to keep strictly confidential the terms and conditions of this agreement, all information in or relevant to this agreement, and all information the other party provides (hereafter as "confidential information"), and will not disclose them to any third party except where it is otherwise stipulated in this article. The confidential information can only be used for the fulfillment of this agreement. The parties both agree to request a third party that is likely to be informed of or likely to obtain the confidential information to sign a confidentiality and no-disclosure agreement identical to this article. This article will not be applicable to the following information that a party discloses: (a) information that is already public (except where a party breaches this article and makes the information public); (b) the information the party has already held and is not related to this agreement or the joint-venture corporation, or information that is not generated from this agreement; (c) information that is disclosed or used according to laws, acts, and rules and regulations from any regulatory institution for any publicly recognized securities exchange; (d) reasonably disclosed or used due to requirements of any judicial proceedings; (e) reasonably disclosed to the taxation authorities according to administrative requirements of relevant taxation institutions; and (f) disclosed to professional advisors, but those professional advisors must observe the same duty for confidentiality as the parties to this agreement.

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9.2  Each party agrees to minimize the number of people to whom the confidential information is disclosed, and to disclose only to those who fulfill the stipulated duties of the party to this agreement.

                ARTICLE 10 APPLICABLE LAWS AND DISPUTE RESOLUTION

10.1 The construction, execution, implementation, and interpretation of this agreement and resolution of disputes are subject to the applicable Chinese laws.

10.2 Any disputes related to or caused by this agreement should be resolved through friendly consultation. Where consultation fails, the parties agree to submit the dispute to China International Economic and Trade Arbitration Committee located in Beijing for that committee to mediate and resolve according to the applicable and effective arbitration rules at the time of submission; the arbitration judgment is final and is binding on every party; and the place for arbitration is Beijing. In the course of arbitration, except for issue(s) that are being arbitrated, the other articles and clauses of this agreement should continuously be implemented.

                                ARTICLE 11 NOTICE

11.1 Except otherwise stipulated in this agreement, any party, when sending a notice under this agreement or notices related to this agreement, should be in writing. In the case of delivery by a designated person, or faxing, or using a publicly recognized express mail service to send to the addresses or fax numbers listed at the beginning of this agreement, or sending to another address or fax number the recipient has already notified in advance, it is considered to have been delivered.

11.2 Except otherwise stipulated in this agreement, any notice sent via fax is deemed to have been immediately delivered when faxed in a normal way to the above fax number(s) of the recipient; however, the notice should be immediately sent via a publicly recognized express mail service to the recipient for verification. If sent

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     via a publicly recognized express mail service, the notice is deemed delivered within 5 days upon sending to the address of the recipient.

                       ARTICLE 12 TERMINATION OF AGREEMENT

12.1 This agreement terminates automatically upon expiration of the contract.

12.2 Both parties reach consensus upon consultation to terminate this agreement.

12.3 Both parties of this agreement agree that when circumstances stated in
     Section 6.6 occur, Party A has the right to unilaterally terminate this agreement.

                             ARTICLE 13 OTHER ISSUES

13.1 The sub-title added for each article and clause is only for convenient reference and does not affect the interpretation of the content of articles in this agreement.

13.2 Any time after the signing date of this agreement, the parties to this agreement should, with all their reasonable business efforts, enable the necessary third party/parties to sign documents reasonably requested by a relevant party and to respond with actions to the reasonable request made by a relevant party, thus the relevant party fully having all the benefits under the articles of this agreement; the required expenses are borne by the relevant party.

13.3 If any article or clause and terms in this agreement are considered illegal or unable to be reinforced according to applicable laws, that article or clause is deemed already deleted from this agreement and has already become void; however, this agreement is still effective and should be deemed as never containing that article or clause from the very beginning. The parties should fully consult with each other in good faith in order to replace the deleted article(s) or clause(s) with ones that are rational and lawful.

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13.4 The time, dates, and length of terms stipulated in this agreement are critically important to this agreement and anything departing from the time, dates or length of terms as stipulated in this agreement should be deemed as a breach of agreement.

13.5 The expenses incurred to enable this agreement to be lawfully effective, including but not limited to notary fees, stamp tax, registration fees, should be borne by the related party/parties or by the party incurring the expenses pursuant to the provisions of the Chinese laws.

13.6 The additional agreements to this agreement constitute an inseparable part of this agreement and have the same effects as the text in the main body of this agreement.

13.7 This agreement constitutes all agreements that have been reached among the parties with respect to issues of the objectives of this agreement, and replaces all previous oral and written agreements, contracts, understandings and correspondence among the parties with respect to the issues of the objectives of this agreement.

13.8 This agreement comes in 6 counterparts, 3 held by Party A and 3 by Party B. All counterparts have the same legal effects.

     [See the next page for the signing sheet]

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     [This page is a signing sheet and contains no main text]

     Party A: Beijing Guoguang Guangrong Advertising Co., Ltd. [Company chop of Beijing Guoguang Guangrong Advertising Co., Ltd.]


     Legal/or Authorized Representative: /s/
                                         ---------------------------------------


     Party B: Beijing Century Media Advertising Co., Ltd. [Company chop of Beijing Century Media Advertising Co., Ltd.]


     Legal/or Authorized Representative: /s/
                                         ---------------------------------------